-5-
BADOCS1/0023388.01
               Executive Employment Agreement

     This Executive Employment Agreement (this Agreement) is made and entered into on June 28, 1995, but shall be effective for all purposes as of the Effective Date (as hereafter defined) by Merry-Go-Round Enterprises, Inc. (the Company) and Richard P. Crystal (the Employee).


                          Recitals

      A. The Company desires to employ and retain the Employee, and the Employee desires to enter into such employment, on the terms and conditions set forth in this Agreement.

     B. The Company is a debtor in a Chapter 11 bankruptcy proceeding pending in the United States Bankruptcy Court for the District of Maryland, Baltimore Division (the Court) as
Case No. 94-5-0161-SD, et al. (the Bankruptcy Case).


                          Agreement

      Now, therefore, in consideration of the promises and the covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee hereby agree as follows:

      1. Employment. During the term of this Agreement (the Term), the Company shall employ the Employee, and the Employee hereby agrees to be employed by the Company, as the President and Chief Executive Officer of the Company, upon the terms and conditions set forth in this Agreement. The parties acknowledge and agree that this Agreement is entered into subject to the approval of the Court (and if such approval is not obtained by September 1, 1995, this Agreement shall be null and void and neither the Company nor the Employee shall have any rights or obligations hereunder). Except as contemplated by Section 2 hereof, the Employee shall commence the performance of his services for the Company hereunder on the Effective Date.

      2.    Term.  The Term shall commence on the  later  of
(a) the day following the end of Employee's current employment, which employment shall end no later than August 1, 1995, or (b) the date of the entry of an order by the Court approving the terms of this Agreement (the Effective Date) and, subject to the provisions of Section 9, the Term shall end on the date that is three (3) full calendar years after the Effective Date. To the extent that the Employee commences the performance of his services under this Agreement prior to the Effective Date, then within five
(5) business days following the entry of an order by the Court approving the terms of this Agreement, the Company shall pay the Employee for any Base Compensation (as
hereafter       defined)       which       would        have
been payable with respect to such period and, in such event, the Effective Date shall be deemed to be the date upon which the Employee commences such services.

     3.   Duties of the Employee.

           (a) During the Term, the Employee shall serve as the President and Chief Executive Officer of the Company. In such position, the Employee shall have the customary powers, responsibilities and authority of chief executive officers of corporations of the size, type and nature of the Company, including the primary executive and general management responsibilities for the Company's business. The Employee shall perform such duties and exercise such powers, commensurate with his position, as may be determined from time to time by the Company's Board of Directors to whom the Employee shall report. During the Term, the Employee shall be provided with an adequate office, staff and other working facilities consistent with his position and adequate for the performance of his duties. The Employee shall devote all of his business time, attention, and energy to the Company and shall not, during the Term, be engaged in any managerial or employment capacity in any other business activity for gain, profit, or other pecuniary advantage, without the express prior consent of the Board of Directors; provided that the foregoing shall not prohibit the Employee from making investments that do not interfere with the performance of his duties with the Company so long as such investments do not violate the provisions of subparagraph 11(f) hereof.

           (b) As soon as practicable on or after the Effective Date and prior to the effective date of a Plan (as hereinafter defined), the Company shall appoint the Employee as a Director to serve on the Board of Directors.

           (c) From and after the effective date of a Plan, the Company shall nominate the Employee to serve as a director on the Board of Directors and shall use the same reasonable efforts as are expended for other management nominees to cause the Employee to be elected to the Board and thereafter to be re-elected as a director during the Term.

            (d) Commencing no later than the first anniversary of the effective date of a Plan, and at each election of officers of the Company by the Board held thereafter during the Term, the Company shall nominate the Employee to serve as Chairman of the Board of Directors and shall use (in addition to the reasonable efforts required by subparagraph 3(c) regarding the election of the Employee as a director) such efforts as may be reasonable or appropriate to cause the Employee to be elected, and thereafter re-elected, as Chairman of the Board.

          (e) So long as the Employee is not serving as the Chairman of the Board of Directors (and whether or not the Employee is entitled to be nominated therefor pursuant to subparagraph 3(d)), the Chairman of the Board of Directors shall not, without the Employee's express prior consent, share any of the Employee's primary executive and management responsibilities for the Company's business. In addition, the Employee's title as President and Chief
Executive Officer shall not be changed, and the Employee's responsibilities, duties and powers (as set forth in subparagraph 3(a)) shall not be materially reduced, without the Employee's express prior consent.

     4.   Compensation.

            (a) Base Compensation. The Employee shall receive, as compensation for his services hereunder, an annual base salary (the Base Compensation) equal to:
(a) $650,000 during the period commencing on the Effective Date and ending 366 days thereafter (the First Year);
(b) $650,000 during the period commencing on the first anniversary of the Effective Date and ending 365 days thereafter (the Second Year); and (c) $700,000 during the period commencing on the second anniversary of the Effective Date and ending 365 days thereafter (the Third Year), which amounts shall be payable in equal installments in accordance with the standard payroll practices of the Company. Payments of Base Compensation for any partial pay period during the Term of this Agreement shall be proportionately adjusted.

          (b) Signing Bonus. The Employee shall receive an initial signing bonus in the amount of $350,000 in cash upon the later of (i) the actual commencement of Employee's services under this Agreement, or (ii) the Effective Date. In addition, provided the Effective Date has occurred, the Employee shall receive an additional signing bonus in the amount of $200,000 in cash upon the Employee's permanent relocation of his residence and family to the Baltimore, Maryland metropolitan area.

           (c) Incentive Cash Compensation. In lieu of any other cash incentive compensation or bonus program provided by the Company to any of its other employees, the Employee shall be entitled to incentive cash compensation as follows:

                (i)   Upon the expiration of the First  Year
(if the Employee is still then employed by the Company), the Employee shall receive incentive cash compensation in the amount of $250,000;

                (ii)  Upon  the expiration of  each  of  the
Company's fiscal years 1997, 1998 and 1999 (i.e., the twelve month periods ending January 31, 1997, 1998 and 1999, respectively), the Employee shall be eligible to receive cash incentive compensation in an amount ranging from 25% to 100% of the Employee's then current Base Compensation, upon the Company's achievement of certain financial performance thresholds during the fiscal year of the Company then ended, which thresholds shall be determined in the discretion of the Compensation Committee of the Board of Directors of the Company (based on performance thresholds which are utilized by comparable companies in the Company's industry); provided, however, that except as otherwise provided in subparagraph 10(a), the Employee shall not be entitled to any incentive cash compensation for the Company's fiscal year 1997, 1998 and/or 1999 unless (in the case of fiscal years 1997 and 1998) the Employee is still employed by the Company on the last day of such fiscal year(s) or unless (in the case of fiscal year 1999) the Employee is still employed by the Company on the last day of the Third Year. Notwithstanding the foregoing, if the Employee is entitled to receive incentive compensation pursuant to this subparagraph 4(c)(ii) upon the expiration of either the Company's fiscal year 1997 or the Company's fiscal year 1999, the amount of such incentive compensation shall be proportionately adjusted by multiplying such incentive compensation by a fraction. For the Company's fiscal year 1997, the numerator of the fraction shall be the number of days in fiscal year 1997 remaining after the expiration of the First Year, and the denominator thereof shall be 365. For the Company's fiscal year 1999, the numerator of the fraction shall be the number of days during fiscal year 1999 during which the Employee is employed by the Company and the denominator thereof shall be 365; and

                (iii)      All  incentive cash  compensation
payments to the Employee pursuant to this subparagraph 4(c) shall be paid at the same time the Company pays incentive cash compensation to other executives but in no event later than ninety (90) days after the end of the First Year or the Company's applicable fiscal year, as the case may be.

      5. Letter of Credit. In order to secure the payment of the amounts set forth in subparagraphs 4(a), 4(c)(i), 10(b)(i) or 10(b)(ii) of this Agreement, the Company shall arrange for a letter of credit to be issued for the benefit of the Employee in the following amounts for the following periods:

           (a) During the First Year, the Company shall maintain a letter of credit for the benefit of the Employee in an amount equal to $2,250,000, which amount shall decline on a monthly basis by an amount equal to $54,167. For example, if the Effective Date of this Agreement is August 1, 1995, the amount of the letter of credit to be posted on such date shall be equal to $2,250,000, with the amount of such letter of credit declining on September 1, 1995 to $2,195,833, and on October 1, 1995 to $2,141,666, and so
forth.

           (b) During the Second Year, the Company shall maintain a letter of credit for the benefit of the Employee in an amount equal to $975,000.

           (c) During the Third Year, the Company shall maintain a letter of credit for the benefit of the Employee in the amount of $1,050,000.

             (d) Notwithstanding the provisions of subparagraphs 5(a), 5(b) and 5(c), the Company shall not be required to provide any letter of credit under this
Section 5 from and after the later of (i) the effective date of a plan of reorganization (a Plan) confirmed in the Bankruptcy Case, (ii) a termination of this Agreement and the full payment of all sums, if any, owed the Employee pursuant to subparagraphs 4(a), 4(c)(i), 10(b)(i) and 10(b)(ii) hereof, or (iii) January 31, 1997. If the Company
is                                                        no
longer required to provide a letter of credit pursuant to this subparagraph 5(d), the Employee shall have no right to make any draw, or any further draw, under any letter of credit then outstanding pursuant to this Section 5 and shall instead immediately surrender any such letter of credit for cancellation as directed by the Company.

          (e) The initial letter of credit (provided for in subparagraph 5(a)) shall be issued no later than the Effective Date and each subsequent letter of credit (or renewal of an existing letter of credit) shall be issued at least (30) days prior to the expiration date of the initial, subsequent or renewal letter of credit in question (and if an existing letter of credit is replaced, rather than renewed, the Employee shall surrender the existing letter of credit at the time the Employee receives the replacement letter of credit). Each initial, subsequent or renewal letter of credit shall remain in effect until at least the 45th day after the end of the First Year, Second Year or Third Year, as the case may be, for which it is being maintained.

           (f) Each letter of credit to be issued to the Employee pursuant to this Section 5 shall be irrevocable and provide that if the Company fails to make any payment required by subparagraphs 4(a) or 4(c)(i), which failure continues uncured for a period of thirty (30) days after the Employee has given the Company written notice thereof (which notice may run concurrently with notice of default pursuant to subparagraph 9(d)), the Employee may elect between the following: (i) if the undrawn balance of the then-current letter of credit equals or exceeds the amount of the payment which is in default and which the Company has failed to cure, the Employee may either (1) make a draw under the letter of credit in an amount sufficient to make the payment in default (in which event the default shall be deemed fully cured and the Employee shall not be entitled to terminate his employment for Good Reason (as hereinafter defined) pursuant to subparagraph 9(d)), or (2) exercise the Employee's rights to terminate his employment for Good Reason pursuant to subparagraph 9(d); or (ii) if the undrawn balance of the then-current letter of credit is less than the amount of the payment in default and which the Company has failed to cure, the Employee may draw the remaining balance under the letter of credit (which shall be applied in reduction of the sums owed the Employee by the Company) and, at his option, exercise the Employee's rights to terminate his employment for Good Reason pursuant to subparagraph 9(d). If the Company fails to make any payment required by subparagraph 10(b)(i) or 10(b)(ii) then, (A) if such failure occurs on or after a termination of the Employee's employment by the Company without Cause (as hereinafter defined), or (B) if such failure occurs on or after a termination of the Employee's employment by the Employee for Good Reason (following a failure by the Company to cure as provided in subpart (y) of the Provided clause following subparagraph 9(d)(v)), the Employee may elect to make a draw under the letter of credit in the amount of such default. If the balance of the letter of credit is less than the amount of the payment in default, the draw upon the letter of credit pursuant to the preceding sentence or clause (ii) of the next preceding sentence shall be applied in reduction of sums owed the Employee by the Company but shall not relieve the Company of its obligation with respect to any remaining amounts owed to the Employee.

           (g) Any draw upon any letter of credit by the Employee shall be accompanied by his sight draft, an affidavit executed by the Employee to the effect that
(i)  the Company has failed to make a specified payment  and
(ii) the Employee is entitled under this Agreement to submit his sight draft for payment of a sum under the letter of credit which is not less than the amount of such sight draft and such other documentation (including the original of the letter of credit) as may be required by the issuer of the letter of credit pursuant to the terms thereof. The Company hereby expressly waives any right to obtain injunctive relief against the cashing of any letter of credit by the Employee unless, as a condition to such relief, the issuer of the letter of credit agrees, or is ordered, to extend the term of the letter of credit in question for a period expiring no less than fifteen (15) days after the respective rights of the Company and the Employee in the underlying dispute are agreed or finally determined.

           (h) Each letter of credit shall be issued by an issuer, and shall otherwise be in form and substance reasonably satisfactory to the Company and the Employee (provided, however, that the Company and the Employee each agree that any letter of credit issued under, or pursuant to, any debtor-in-possession financing arranged by the Company shall be deemed to be issued by an acceptable issuer).

     6.   Insurance.

          (a) Life Insurance. During the Term, the Company shall provide at its expense a term life insurance policy for the Employee at a face amount equal to 200% of the Employee's then-current Base Compensation (the Base Policy). At the election of the Employee, the face amount of the Base Policy may be increased to an amount equal to 300% of the Employee's then-current Base Compensation, provided that the Employee shall pay for any premiums for such life insurance policy in excess of the amount of the premiums payable in connection with the Base Policy.

           (b) Disability Insurance. During the Term, the Company shall provide at its expense disability insurance for the benefit of the Employee in an amount equal to 65% of the Employee's then current Base Compensation, provided that such benefits shall in no event exceed $20,000 per month.

           (c) Standard Rates. It is acknowledged and agreed that the provisions of subparagraphs (a) and (b) of this Section 6 are based on the assumption that the Employee is insurable at standard rates (an assumption which, to the best of the Employee's knowledge, information and belief, is true and correct). Prior to the Effective Date, the Employee shall cooperate with the issuer(s) of the proposed life and disability insurance policies in providing such information as either of them may reasonably request or require (including taking a physical examination) in connection with arranging for the life and disability insurance coverage for the Employee provided for in subparagraphs 6(a) and 6(b). If the Employee is insurable at rates other than standard rates, then the Company shall procure for the benefit of the Employee such insurance as
may                                                       be
procured by payment of such standard rates in full satisfaction of its obligations under this Section 6.

     7.   Other Benefits.

           (a) Automobile Allowance. During the Term, the Employee shall be entitled to a $20,000 annual allowance for the lease or purchase of a suitable automobile to be used by the Employee in connection with the business of the Company.

           (b) Legal Fee Reimbursement. The Employee shall be entitled to reimbursement of his legal fees in connection with the negotiation and documentation of this Agreement in an amount not to exceed $10,000.

           (c) Vacation. The Employee shall be entitled to paid vacation of four (4) weeks during each full year of the Term, each of which weeks may be taken separately or together; provided, however, any allotted vacation time which has not been used in any particular year of the Term may not be carried over to the next ensuing year.

           (d)   Relocation  Benefits.   The  Company  shall
provide the Employee with the following relocation benefits, at the Company's expense:

                (i)  For a period not to exceed one (1) year
after the Effective Date, or for a period terminating upon the Employee's permanent relocation of his residence and family to the Baltimore, Maryland, metropolitan area, whichever is shorter, the Company shall arrange for an apartment for the Employee in the Baltimore, Maryland metropolitan area at a monthly cost not to exceed $4,000.00, which apartment shall be mutually acceptable to the Company and the Employee;

               (ii) The Company shall pay for all reasonable out-of-pocket expenses incurred by the Employee in connection with his relocation and the relocation of his family to the Baltimore, Maryland, metropolitan area, including moving expenses, reasonable brokerage fees (not in excess of 6%), and customary closing costs (not to exceed $5,000), incurred in connection with the sale of the Employee's current residence;

                (iii)     In the event that the Employee  is
unable to sell his current residence within a nine-month period following the Effective Date, the Company shall retain a nationally recognized relocation service reasonably acceptable to the Company and the Employee, and the Employee and the Company shall proceed in accordance with such relocation service's normal practices and procedures regarding the valuation of the subject residence and the Employee shall be paid in consideration for such residence an amount equal to such valuation. The Company shall pay the reasonable fees and expenses charged by such relocation service;

               (iv) The Company shall reimburse the Employee for reasonable travel expense necessary for the Employee to return to his current residence each weekend until his relocation is complete; and

               (v) The Company shall reimburse the Employee for any income taxes actually paid by the Employee with respect to any relocation expenses paid for or reimbursed to the Employee pursuant to this subparagraph 7(d) (excluding any taxes on the gain from a sale of the Employee's current residence).

           (e) Miscellaneous Benefits. The Company will provide the Employee with medical, health and accident benefits and other regular benefits in accordance with the policies of the Company, including, without limitation, access to Company credit cards, expense reimbursements or any 401(k) plan or deferred compensation plan, on the same terms and conditions as provided to other senior executives of the Company, provided that such benefits shall not include incentive cash compensation plans, stock options, signing bonuses, relocation benefits, life or disability insurance benefits, vacations or other benefits provided for in this Section 7 or elsewhere in this Agreement except to the extent expressly provided in this Agreement or as to which the Compensation Committee of the Board may hereafter elect to include the Employee.

     8. Stock Options. As additional compensation for the Employee's services under this Agreement, the Company shall grant to the Employee options to purchase shares of common stock of the reorganized Company issued pursuant to a Plan (the New Common Stock), as follows:

           (a) As of the Effective Date, the Company shall grant to the Employee options to purchase shares of New Common Stock in an amount equal to 2% of the number of shares of New Common Stock issued and outstanding on the date of issuance thereof, at a price per share equal to 50% of the average of the trading price per share of such New Common Stock over the ten day period commencing on the twentieth (20th) day on which such New Common Stock is first traded, which options shall vest in full on the later of
(i) the first anniversary of the Effective Date, or (ii) on the effective date of the Plan.

           (b) On each of the first anniversary and the second anniversary of the Effective Date, the Company shall grant to the Employee options to purchase shares of New Common Stock in an amount equal to 1% of the number of shares of New Common Stock then issued and outstanding (assuming the exercise, conversion or exchange of all options, warrants and other convertible or exchangeable securities of the reorganized Company issued after the effective date of the Plan other than the Plan Options (as defined in subparagraph 8(g)), at a price per share equal to the average of the trading price of such New Common Stock over the first 20 days immediately preceding the date of the grant of such options or if the effective date of a Plan has not then occurred, the ten-day period commencing on the twentieth (20th) day on which such New Common

Stock is first traded. The options subject to each such grant shall vest in three equal annual increments on the first, second and third anniversary of the date of grant.

           (c)   In  the  event  of  a  termination  of  the
Employee's  employment with the Company as a result  of  the
Employee's death or by the Company without Cause or by the Employee for Good Reason, all of the options previously granted to the Employee shall fully vest. In the event of the termination of the Employee's employment with the Company as a result of the Employee's disability (as hereafter defined) the options previously granted to the Employee will continue to vest in accordance with Sections 8(a) and 8(b). In the event of the termination of the Employee's employment with the Company for any other reason (such as for Cause or other than for Good Reason), the options previously outstanding and vested shall be exercisable, but all options not granted or vested shall be cancelled.

           (d) Except as otherwise provided in subparagraph 8(c), the options granted to the Employee pursuant to this
Section 8 shall expire and become unexercisable upon the tenth anniversary of the date of grant to the Employee.

           (e) If permitted by law at the time of exercise, the options granted to the Employee pursuant to this Section 8 shall provide that, at the sole discretion of the Employee, the exercise price of any option may be paid by surrender to the Company of that number of currently exercisable options, each valued at the difference between the exercise price thereof and the market price of the New Common Stock on the date of exercise, having an aggregate value equal to the aggregate exercise price of the options to be so exercised.

           (f)   Subject  to the provisions of  subparagraph
8(g):

                (i)  If the reorganized Company shall, after
the consummation of a Plan, issue any additional shares of stock by way of a stock dividend on, or split-up, subdivision, or reclassification of outstanding shares of New Common Stock, the options granted pursuant to this
Section 8 shall provide that the number of shares of New Common Stock subject to such options and the exercise prices therefor shall be proportionately adjusted;

                (ii)  If, after the consummation of a  Plan,
there shall be any capital reorganization, or consolidation, recapitalization or merger of the reorganized Company with any other corporation or corporations, or any sale of all or substantially all of the reorganized Company's property and assets to any other corporation or corporations, the options granted pursuant to this Section 8 shall provide that (and the reorganized Company shall take appropriate action to enable) the Employee to receive upon any subsequent exercise of such option, in lieu of any shares of New Common Stock, the shares or other securities or other assets as were
issuable         or        payable         upon         such
reorganization, consolidation, recapitalization, merger or sale in respect of or in exchange for such shares of New Common Stock; and

                (iii)     Notwithstanding any adjustments to
be made pursuant to this subparagraph 8(f), no fractional share shall be issued upon any exercise of any option, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued.

           (g) It is expressly understood and agreed that a Plan will, or may, provide for the issuance of warrants, options or conversion, exchange or other similar rights with respect to the New Common Stock (Plan Options). The options granted pursuant to this Section 8 (and the shares of New Common Stock subject thereto) shall not be protected against dilution by (but shall instead be subject to dilution to the extent of) the issuance (or exercise) of any or all such Plan Options. Except for dilution resulting from the issuance or exercise of Plan Options, the options granted pursuant to this Section 8 shall be protected against dilution. The number of shares of New Common Stock subject to the options granted in this Section 8 shall be calculated in accordance with the provisions of this subparagraph 8(g).

          (h) It is further expressly understood and agreed that a Plan will, or may, provide for a stock option plan respecting options for shares of New Common Stock, which options are to be available to employees of the reorganized Company. The Employee agrees that (i) any provision in an employee stock option plan contained in, or adopted pursuant to, a Plan which supplements, or is not inconsistent with, subparts (a) through (g) of this Section 8 shall apply to the options to be granted pursuant to this Section 8 and
(ii) that if it is necessary to modify the provisions of subparts (d), (e) and (f) of this Section 8 in order to make such subparts consistent with an employee stock option plan contained in, or adopted pursuant to, a Plan (which plan shall not materially and adversely affect the value of the Employee's options and in which the Employee shall participate), the Employee shall not unreasonably withhold his consent to such modifications.

     9.   Termination.

           (a) Death. The Employee's employment hereunder shall terminate upon the Employee's death.

          (b) Disability. If the Employee becomes disabled (as hereinafter defined), the Company may terminate the Employee's employment hereunder upon not less than five (5) days' notice. For all purposes of this Agreement, the Employee shall be deemed to be "disabled" (or to be under a "disability") if the Employee qualifies for total disability benefits under the disability policy for the Employee provided for in subparagraph 6(b) (or if, there is then no such policy in force as to the Employee, the

Employee's condition would constitute total disability under the disability policy then in force for the Company's employees).

            (c)   Cause.   The  Company  may  terminate  the
Employee's employment hereunder for Cause. "Cause" shall mean any one or more of the following, to be determined in the reasonable business judgment of the Board of Directors of the Company:

               (i) The Employee's conviction of, or plea of nolo contendere to, any crime constituting a felony, or a misdemeanor involving moral turpitude;

                 (ii)   The  Employee's  willful  misconduct
(including  fraud,  embezzlement  or  misappropriation)   or
willful malfeasance by the Employee in connection with his employment;

                 (iii)      The  Employee's  breach  of  the
provisions of subparagraphs 11(a), 11(b), 11(d) or 11(e) while still employed by the Company, or the Employee's breach of his representations and warranties pursuant to
Section 13; or

                (iv)  Except for material breaches  of  this
Agreement already provided for in subparts (i) through (iv) of this subparagraph 9(c), the Employee's material breach of any provision of this Agreement which is not fully cured within thirty (30) days after notice thereof from the Board of Directors.

      Termination of the Employee's employment pursuant to this subparagraph 9(c) shall be made (and shall be effective upon) delivery to the Employee of a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Board of Directors at a meeting called and held (whether in person, by telephone or by any other means permitted by applicable law or the Company's By-laws) for that purpose finding that, in the reasonable business judgment of the Board, one or more of the events specified in subparts (i) through (iv) of this subparagraph 9(c) have occurred and specifying the material particulars thereof (to the extent then known to the members of the Board other than the Employee).

           (d) Good Reason. The Employee may terminate his employment for Good Reason. For the purposes of this Agreement, "Good Reason" shall mean the occurrence of any one or more of the following:

               (i) The conversion of the Bankruptcy Case to a Chapter 7 bankruptcy proceeding or the appointment of a trustee for the Company in the Bankruptcy Case (other than for or on account of any malfeasance, misfeasance or other misconduct by the Employee);

                (ii)  The relocation, without the Employee's
prior consent, of the Company's principal executive offices from its present location to a location which is more than twenty-five (25) miles away from its present location or otherwise outside the Baltimore, Maryland/ Washington, D.C., metropolitan area;

                (iii)      Any failure to elect the Employee
as Chairman of the Board of Directors at any meeting of directors at which the Employee is entitled to be nominated for such chairmanship pursuant to subparagraph 3(d);

                 (iv)  Any  assumption  of  Control   by   a
Competitor  without the Employee's prior consent.   For  the
purposes of this Agreement:

                     (1)   a  "Competitor"  shall  mean  and
include any retailer with annual sales in excess of $50,000,000 and any parent, subsidiary, affiliate, division, director, officer, employee or agent of any such retailer; and

                      (2)   a  Competitor's  "assumption  of
Control" shall mean and include any one or more of the following: the acquisition of all or substantially all of the Company's assets by any Competitor; or representatives of any Competitor constituting a majority of the Company's Board; or the Company's merger with, or consolidation into, any other corporation or entity, other than a merger or consolidation which results in a majority of the board of directors (or other similar committee) of the surviving entity being comprised of persons other than representatives of a Competitor; or

                (v)   A  material breach of  this  Agreement
(including, without limitation, any change in the Employee's title, or any material reduction in the Employee's responsibilities, duties and powers, without the Employee's prior consent in violation of subparagraph 3(e) or any reduction, or attempted reduction, without the Employee's prior consent, of the Employee's Base Compensation, the number of options or the exercise price or the other option rights provided in Section 8 or the range of the Employee's incentive cash compensation opportunity provided in subparagraph 4(c) hereof) by the Company;

      Provided, however, that (except as otherwise provided in the immediately following subpart (z)) the foregoing events shall not be deemed to constitute Good Reason unless
(y) in the case of each of the events specified in subparagraphs 9(d)(i) through 9(d)(v) the Employee shall have given notice to the Company of the occurrence of such event and the Company shall have failed to cure such event within thirty (30) days after the giving of such notice, or
(z) in the case of the Company's failure to make a payment to the Employee required by subparagraphs 4(a) or 4(c)(i) (which constitutes a material breach of this Agreement within the meaning of subparagraph 9(d)(v)), the respective rights and options of the Employee to treat such a failure as Good Reason shall be as set forth in, and shall be governed by, subparagraph 5(f).

            (e)    Resignation.   Resignation  shall  govern
situations   where  the  Employee  chooses  to   voluntarily
terminate his employment relationship with the Company other than for Good Reason.

     10.  Compensation Upon Termination.

           (a) For Death or Disability. If the Employee's employment terminates because of the Employee's death or disability, the Company shall not thereafter be obligated to make any further payments of any type or amount pursuant to this Agreement other than (i) any benefits required by Federal or State law; (ii) any accrued and unpaid Base Compensation; (iii) any incentive compensation earned pursuant to subparagraph 4(c)(i) with respect to the First Year (if previously completed) or subparagraph 4(c)(ii) with respect to any previously completed fiscal year which remains unpaid as of such date of termination; and (iv) any amounts to which the Employee may be entitled pursuant to the plans, policies and practices of the Company then in effect. In addition, if the Employee's employment terminates due to his death or disability prior to the end of the First Year or during a fiscal year, the Company shall pay to the Employee (or his legal representative) at the time incentive cash compensation is paid with respect to the First Year or fiscal year in which such termination occurs a pro rata amount of any cash incentive compensation due in respect of the First Year or fiscal year in which such event occurs calculated as if the Employee had been employed for the duration of such First Year or fiscal year, provided, however, that the amount of such incentive compensation shall be proportionately adjusted by multiplying such incentive compensation by a fraction, the numerator of which is the number of days in such First Year or fiscal year prior to the termination of the Employee's employment hereunder and the denominator of which is 365 or 366, as applicable.

           (b) Without Cause or for Good Reason. If the Company terminates the Employee's employment without Cause (for purposes of this Agreement, termination "without Cause" shall mean that the Company terminates the Employee's employment for any reason other than for the Employee's death, disability, or "Cause"), or if the Employee terminates his employment hereunder for Good Reason, the Employee shall receive the following:

                (i)  If such termination occurs prior to the
effective date of a Plan, (x) during the First Year, an amount equal to $2,250,000, which amount shall be reduced on a monthly basis by an amount equal to $54,167 per month; or
(y) during the Second Year, an amount equal to $975,000;  or
(z) during the Third Year, an amount equal to $1,050,000.

                (ii)  If such termination occurs on or after
the effective date of a Plan, (x) during the First Year or the Second Year, an amount equal to $975,000; or (y) during the Third Year, an amount equal to $1,050,000.

                (iii)      In either case covered by subpart
(i)  or  (ii) of this subparagraph 10(b), together with  (w)
any benefits required by Federal or State law; (x) any accrued and unpaid Base Compensation; (y) any incentive compensation earned pursuant to subparagraph 4(c)(i) with respect to any previously completed First Year or subparagraph 4(c)(ii) with respect to any previously completed fiscal year which remains unpaid as of such date of termination; and (z) any amounts to which the Employee may be entitled pursuant to the plans, policies and practices of the Company then in effect.

                (iv) If such termination occurs (1) prior to
the effective date of a Plan, and (2) following an assumption of Control by a Competitor (on the basis of which the Employee timely elects to terminate this Agreement for Good Reason pursuant to subparagraph 9(d) or is terminated by the Company pursuant to subparagraph 14(a)(ii)), and (3), as a result of such Competitor's assumption of Control, either no New Common Stock is to be issued by the reorganized Company or all or substantially all of such New Common Stock is to be issued to the Competitor, then the Company shall pay the Employee an Option Cancellation Fee, which shall mean the sum obtained by multiplying the value of the stockholders' equity in the Company (as determined by the Court in the Bankruptcy Case in connection with the Competitor's assumption of Control) by the Employee's "Option Percentage" and by then reducing the product of each multiplication by the Employee's "Imputed Exercise Price." For the purposes of this Agreement:

                     (A)  the Employee's "Option Percentage"
shall mean 2% (if a termination described in this subparagraph 10(b)(iv) occurs during the First Year), or 3% (if such a termination occurs during the Second Year), or 4% (if such a termination occurs during the Third Year); and

                     (B)   the  Employee's "Imputed Exercise
Price" shall mean the aggregate price the Employee would have had to pay to exercise options to purchase the applicable Option Percentage of the Company's issued and outstanding common stock as of the date on which a termination described in this subparagraph 10(b)(iv) occurs, using as an exercise price (for options granted on the
Effective Date) a price per share equal to 50% of the average of the trading price per share of such stock over the twenty (20) day period immediately preceding the public announcement of such occurrence, or using as an exercise price (for options granted on the first or second anniversary of the Effective Date) a price per share equal to the average of the trading price of such stock over the twenty (20) day period immediately preceding the public announcement of such occurrence.

                (v)  Any sums owed the Employee pursuant  to
(1) subparts (i), (ii) and (iii) of this subparagraph 10(b) shall be paid within thirty (30) days after termination and
(2) subpart (iv) of this subparagraph 10(b) shall be paid within thirty (30) days after a termination described in such subpart (iv) or within thirty (30) days after the determination of the Option Cancellation Fee, whichever is later.

                 (vi)   If  the  Employee's  employment   is
terminated by the Company without Cause or by the Employee for Good Reason, the Employee shall have no obligation to seek other employment or otherwise to mitigate any payments to be made to the Employee pursuant to this subparagraph 10(b) and any such payments to the Employee by the Company shall not be reduced by any payments the Employee may receive from any third party after the termination of his employment by the Company; provided, however, that the provisions  of  this  subparagraph 10(b)(vi)  shall  not  be deemed or construed to limit, restrict, prejudice or adversely affect in any manner any rights or remedies the Company may have against the Employee under Section 11 hereof or any other provision of Agreement.

          (c) For Cause or Resignation. If the Employee is terminated for Cause, or if the Employee resigns his employment other than for Good Reason, he shall not be entitled to any further compensation whatsoever under this Agreement other than (i) any benefits required by Federal or State law; (ii) any accrued and unpaid Base Compensation;
(iii)   any   incentive  compensation  earned  pursuant   to
subparagraph 4(c)(i) with respect to the First Year (if previously completed) or subparagraph 4(c)(ii) with respect to any previously completed fiscal year which remains unpaid as of such date of termination; and (iv) any amounts to which the Employee may be entitled pursuant to the plans, policies and practices of the Company then in effect. Any payments made, or due, to the Employee pursuant to this subparagraph 10(c) shall be without prejudice to the Company's rights, claims and remedies for or on account of the Employee's termination for Cause or resignation other than for Good Reason and the Company shall be entitled to pursue all such rights, claims and remedies against the Employee as may be available at law, in equity or otherwise.

          (d) Expiration Without Renewal. In the event the Employee's employment is not terminated during the Term of this Agreement, but is not renewed by the Company upon the expiration of the Term, the Company shall pay the Employee an amount equal to $700,000, together with (i) any benefits required by Federal or State law; (ii) any accrued and unpaid Base Compensation; (iii) any incentive compensation earned for fiscal years 1997, 1998 and 1999 pursuant to subparagraph 4(c)(ii) which remains unpaid as of such date of termination; and (iv) any amounts to which the Employee may be entitled pursuant to the plans, policies and practices of the Company then in effect.

      11. Non-Competition and Covenant Not to Compete. The Employee acknowledges that his employment with the Company will, of necessity, provide him with specialized, unique knowledge and confidential information which, if used in competition with the Company, could cause harm to the Company which is engaged in a highly competitive business on a national basis. In consideration of the Employee's continued employment, and in further consideration of the substantial obligations the Company must undertake pursuant to this Agreement, the Employee agrees:

           (a) While engaged as an Employee of the Company, the Employee may only use confidential information of the
Company for purposes which are in furtherance of the Company's interests and directly related to the carrying out of the Employee's duties as an employee of the Company. The Employee shall not make use of any confidential information of the Company after he is no longer an employee of the Company (and regardless of the reason for the termination of the Employee's employment with the Company, i.e., whether or not such termination is with or without Cause or Good Reason). For the purpose of this Agreement, all information, whether written or otherwise, regarding the Company's customers, customer lists, prospective customers, costs and pricing, supplier information, earnings, contracts, employees, subcontractors, business plans, marketing strategies, and other business arrangements shall be considered to be confidential information of the Company; provided, however, that "confidential information" shall not include (i) information which is generally known to the public  or  the  industry other than  as  a  result  of  the
Employee's  breach  of  this  Section  11  or  any  of   the
Employee's other obligations hereunder; (ii) information regarding the Company's business or industry properly acquired by the Employee in the course of his career as an executive in the Company's industry and prior to, and independent of, the Employee's employment by the Company and any discussions or negotiations concerning this Agreement and the Employee's prospective employment by the Company; or
(iii) information which the Employee is obligated to disclose pursuant to an order, or other compulsory process, of any judicial or governmental authority (except that the Employee shall immediately give notice to the Company of the receipt or service of any such order or process and shall fully cooperate with all efforts of the Company to seek a protective order or any other restraint against disclosure that may lawfully be available).

      The Employee further agrees that he will, immediately upon termination of his employment with the Company return to the Company all books, records, customer and pricing lists, correspondence, contracts (other than this Agreement or other agreements to which he is a party) or orders, advertising or promotional material, and other written, typed or printed materials, whether furnished by the Company or prepared by the Employee, which contain any information relating to the Company's business (whether or not deemed confidential hereunder), and the Employee agrees that he will neither make nor retain any copies of such materials; provided, however, that the foregoing provisions shall not be deemed to apply to the Employee's purely personal records and papers which contain no confidential information respecting the Company.

           (b) While employed by the Company, the Employee agrees that he will not, directly or indirectly, be employed by or work for any other person, firm or entity without the express prior consent of the Board of Directors pursuant to subparagraph 3(a).

          (c) If the Employee's employment with the Company is terminated with Cause or for other than Good Reason, then, for a period of one (1) year after such termination, the Employee shall not, directly or indirectly, either as a proprietor, stockholder, partner, officer, employee, consultant, advisor or otherwise work or render services of any kind to or for any retailer with annual sales in excess of $50,000,000 that specializes in and derives 50% or more of its revenues from men's and/or women's sportswear or fashion forward attire or any parent, subsidiary, affiliate, division, director, officer, employee or agent of any such retailer.

           (d) While employed by the Company as well as for a period of one (1) year thereafter (and regardless of the reason for the termination of the Employee's employment with the Company), the Employee shall not, directly or indirectly, induce, entice or hire, or attempt to induce, entice or hire any employee of the Company, or former employee of the Company who had been an employee of the Company at any time during the one (1) year period prior to the Employee's actual or attempted inducement, enticing or hiring of such individual, to leave the Company's employ or otherwise to work or render services of any kind, as an employee, consultant, representative or independent contractor or otherwise, to or for any person or entity other than the Company.

          (e) The Employee represents and warrants that the knowledge, skills and abilities he currently possesses and/or possessed prior to employment hereunder are sufficient to permit him, in the event of the termination of his employment hereunder for any reason, to earn a livelihood satisfactory to himself without violating any provision of this Agreement, for example, by using such knowledge, skills and abilities, or some of them, in the service of a noncompetitor of the Company.

           (f) Nothing in this Agreement shall be deemed to prevent the Employee from owning securities of any publicly-owned corporation engaged in a similar business, provided, however, that the total amount of securities of each class owned by the Employee in such publicly-owned corporation
does   not  exceed  one  percent  (1%)  of  the  outstanding
securities of such class.

          (g) In the event of a breach or threatened breach by the Employee of the provisions of subparagraphs 11(a), 11(b), 11(c), 11(d) or 11(e) of this Agreement, the Company shall be authorized and entitled to obtain an injunction restraining the Employee from such breach or threatened breach; provided, however, the foregoing shall not be deemed to prevent the Employee from contesting the issuance of any such injunction on the ground that no such violation or threatened violation has occurred. The Company and the Employee agree that all actions or proceedings arising in connection with any injunctive relief sought pursuant to this subparagraph 11(g) or otherwise under this Agreement shall be tried and litigated only in the Maryland State or Federal courts located in the City or County of Baltimore, State of Maryland. The Employee hereby irrevocably submits to the exclusive jurisdiction and venue of the foregoing State and Federal courts for the purpose of any such action or proceeding and hereby further irrevocably agrees that process in any such action or proceeding may be served upon the

Employee, in addition to any other method provided by law, in the same manner as a notice given to the Employee pursuant to Section 17. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies available to it for a breach or threatened breach of subparagraphs 11(a), 11(b), 11(c), 11(d) or 11(e).

           (h) In the event any provision of subparagraphs 11(a), 11(b), 11(c), 11(d) or 11(e) above is held to be an unreasonable restriction upon the Employee, the court so holding may reduce the territory to which it pertains and/or the period of time in which it operates, or order any other change to the extent necessary to render such provision enforceable.

          (i) Without in any way limiting the rights of the Company hereunder, it is expressly acknowledged and agreed that the Employee's compliance with subparagraphs 11(a), 11(c), 11(d) and 11(e) is a condition precedent to the Company's obligation to make any payments to the Employee pursuant to subparagraphs 10(b)(i), 10(b)(ii) and 10(b)(iv) hereof.

           (j) In recognition of the respective rights of the Company and the Employee to terminate the Employee's employment with the Company at any time for any reason, subject to the consequences of such termination as set forth in this Agreement, the Employee agrees that nothing contained herein shall be deemed to give the Employee a continuing right to employment and that he is employed by the Company on an at-will basis. Nothing contained in this Agreement or elsewhere shall be construed as limiting the effect of this subparagraph 11(j).

      12. Arbitration. Except for actions or proceedings for injunctive relief, any dispute or controversy arising under or in connection with this Agreement or in any manner associated with Employee's employment shall be settled exclusively by arbitration in Maryland, in accordance with the rules of the American Arbitration Association then in effect. The parties agree to execute and be bound by the mutual agreement to arbitrate claims attached hereto as Attachment A.

     13.  Representation and Warranties.

           (a) Employee represents and warrants to the Company that:

                (i)  The Employee is under no contractual or
other restriction or obligation, compliance with which is inconsistent with the execution of this Agreement, the performance of the Employee's obligations hereunder, or the other rights of the Company hereunder;

                (ii)  The  Employee is under no physical  or
mental disability that would hinder the performance of the Employee's obligations under this Agreement; and

                 (iii)      The  Company  has  advised   the
Employee to consult an attorney regarding the terms of this Agreement and the Employee has done so.

           (b)   The Company represents and warrants to  the
Employee that, subject to approval by the Court in the Bankruptcy Case, the Company has all requisite corporate power and authority to enter into this Agreement and this Agreement has been duly authorized by all necessary corporate actions.

     14.  Consolidation, Merger or Sale of Assets.

           (a) In the event of a future disposition of all or substantially all of the properties and businesses of the Company by merger, acquisition, consolidation, or sale of assets, then the Company may elect either:

                (i)  To assign this Agreement and all of its
rights and obligations hereunder to the acquiring or surviving person or entity; provided that such corporation, person or entity shall assume in writing all of the obligations of the Company hereunder; or

                (ii)  In  addition  to the  Company's  other
rights of termination, to terminate this Agreement without Cause, by giving the Employee at least five days' written notice and by paying the Employee in accordance with subparagraph 10(b) hereof.

           (b) A change or changes in Company ownership due to acquisition of Company stock or confirmation of a Plan shall not be considered a consolidation, merger or sale of assets for purposes of Section 14(a).

           (c) The provisions of subparagraphs 14(a) and 14(b) shall not be deemed or construed as prejudicing or adversely affecting the rights of the Employee pursuant to subparagraphs 9(d)(iv), 10(b)(iv) and 10(b)(v) hereof.

      15. Waiver of Breach. The waiver by either the Company or the Employee of any breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of any provision of this Agreement. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party sought to be charged thereby.

      16. Assignment. The Employee acknowledges that the services to be rendered by him are unique and personal. Accordingly, the Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement (except that the Employee may make an outright assignment of any of his rights to receive payments or other property hereunder by will or by operation of the laws of intestate succession). The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company (either by merger, purchase or otherwise and specifically including, without limitation, the reorganized Company pursuant to the Plan), provided that any such assignment may be made only in accordance with subparagraph 14(a)(i) above.

      17. Notice. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when hand-delivered, sent by Federal Express or similar commercial overnight delivery service, or mailed by United States certified mail, return receipt requested, postage prepaid, as follows:

     If to the Company:

     Mr. Stephen Wertheimer
     Merry-Go-Round Enterprises, Inc.
     3300 Fashion Way
     Joppa, Maryland  21085

     With a copy (which shall not constitute notice) to:

     Roger Frankel, Esquire
     Swidler & Berlin, Chartered
     3000 K Street, N.W., Suite 300
     Washington,  D.C.  20007


     If to the Employee:

     Mr. Richard P. Crystal
     c/o Merry-Go-Round Enterprises, Inc.
     3300 Fashion Way
     Joppa, Maryland  21085

     With a copy (which shall not constitute notice except in the case of the Employee's disability) to:

     John M. Callagy, Esquire
     Kelley, Drye & Warren
     101 Park Avenue
     New York, New York  10178

or such other addresses, or addressees, either party may have furnished to the other in writing in accordance herewith, except that notices of change of address, or addressees, shall be effective only upon receipt.

      18. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

      19. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the respective permitted successors, assigns, legal representatives and heirs to the parties hereto.

      20. Applicable Law. This Agreement is made pursuant to and shall be governed, construed and enforced in all respects and for all purposes in accordance with the laws of the State of Maryland, without regard to principles of conflicts of law.

       21. Entire Agreement Amendment. This Agreement contains the entire understandings of the parties, and supersedes all prior and contemporaneous agreements between the parties with respect to the subject matter hereof. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

      22. COBRA Rights. The Company shall reimburse the Employee for all payments made, or payable, by the Employee to maintain the health coverage benefits for himself and his family pursuant to COBRA during the period following the expiration of the Employee's employment with his last employer and ending with the date on which the Employee became eligible for coverage by the Company's health benefits plan.

      In witness whereof the parties have executed this Agreement as of the date first written above.



                          Merry-Go-Round  Enterprises,  Inc.
("Company")



/s/Richard P. Crystal              By:/s/Thomas C. Shull
Richard P. Crystal ("Employee")          Thomas C. Shull
                               Chairman and CEO

                                             ATTACHMENT A


                      MUTUAL AGREEMENT
                     TO ARBITRATE CLAIMS


      1. I, Richard P. Crystal, recognize that differences could arise between Merry-Go-Round (the "Company") and me during or following my employment with the Company. I understand and agree that by entering into this Agreement to Arbitrate Claims ("Agreement"), I gain the benefits of a speedy, impartial dispute-resolution procedure.

      2. I understand that any reference in this Agreement to the Company will be a reference also to all stockholders, directors, officers, employees, parents, subsidiaries and affiliated entities, all benefit plans, the benefit plans' sponsors, fiduciaries, administrators, and all successors and assigns of any of them.

Claims Covered by the Agreement

     3. The Company and I mutually agree to the resolution by arbitration of all claims or controversies ("claims"), arising out of my employment (or its termination), that the Company may have against me or that I may have against the Company. The claims covered by this Agreement include, but are not limited to, claims under my Employment Agreement with the Company of even date, claims for wages or other compensation due; claims for breach of any contract or covenant (express or implied); tort claims; claims for discrimination (including, but not limited to, race, sex, color, religion, national origin, age, (state or federal Age Discrimination in Employment Act), marital status, veterans status, sexual preference, medical condition, handicap or disability); claims for benefits, after exhaustion of any review procedures (except where an employee benefit or pension plan specifies that its claims review procedure shall culminate in an arbitration procedure different from this one); and claims for violation of any federal, state, or other law, statute, regulation, or ordinance, except claims excluded in the following paragraphs.

Claims Not Covered by the Agreement

      4. Claims I may have for workers' compensation or unemployment compensation benefits are not covered by this Agreement.

      5. Also not covered are claims for injunctive and/or other equitable relief to the extent permitted by the Employment Agreement.

Required Notice of All Claims

      6. The Company and I agree that the aggrieved party must give written notice of any claim to the other party within the applicable state or federal statute of limitations. The other party shall have 15 working days to serve a written notice of its defenses.

Notice

      7. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when hand-delivered, sent by Federal Express or similar commercial overnight delivery service, or mailed by United States certified mail, return receipt requested, postage prepaid, as follows:

     If to the Company:

     Mr. Stephen Wertheimer
     Merry-Go-Round Enterprises, Inc.
     3300 Fashion Way
     Joppa, Maryland  21085

     With a copy (which shall not constitute notice) to:

     Roger Frankel, Esquire
     Swidler & Berlin, Chartered
     3000 K Street, N.W., Suite 300
     Washington, D.C.  20007

     If to the Employee:

     Mr. Richard P. Crystal
     c/o Merry-Go-Round Enterprises, Inc.
     3300 Fashion Way
     Joppa, Maryland  21085

     With a copy (which shall not constitute notice except in the case of the Employee's disability) to:

     John M. Callagy, Esquire
     Kelley, Drye & Warren
     101 Park Avenue
     New York, New York  10178
or such other addresses, or addressees, either party may have furnished to the other in writing in accordance herewith, except that notices of change of address, or addressees, shall be effective only upon receipt.

     8. The written notice shall identify and describe the nature of all claims or defenses asserted and the material facts upon which such claims or defenses are based.

      9. In order to avoid delay, the Company will not defend a claim of employment discrimination on the grounds that I have not received a notice of right to sue, if I am not yet eligible to receive such a notice.

Representation

      10. Any party may be represented by an attorney or other representative selected by the party.

Discovery

      11. Each party shall have the right to take the deposition of at least one individual and any expert witness designated by another party. Each party also shall have the right to make requests for production of documents to any party. Additional discovery may be had only where the Arbitrators selected pursuant to this Agreement so order.

Arbitration Procedures

      12. The Company and I agree that, except as provided in this Agreement, any arbitration shall be in accordance with the then-current Employment Arbitration Procedures of the American Arbitration Association ("AAA").

     13. The Dispute shall be heard and determined by three arbitrators selected in accordance with the Employment
Arbitration Procedures of the AAA. All decisions of the Arbitrators will be by a majority.

      14. The Arbitrators shall apply the substantive law (and the law of remedies, if applicable) of the state in which the claim arose, or federal law, or both, as applicable to the claim(s) asserted. The Arbitrators, and not any federal, state, or local court or agency, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this Agreement, including but not limited to any claim that all or any part of the Agreement is void or voidable.

      15. The Arbitrators shall have jurisdiction to hear and rule on pre-hearing disputes and are authorized to hold pre-hearing conferences by telephone or in person as the Arbitrators deem necessary. The Arbitrators shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party.

      16. Either party, at its expense, may arrange for and pay the cost of a court reporter to provide a stenographic record of proceedings.

     17. Either party, upon request at the close of hearing shall be given leave to file one or more post-hearing briefs. The time for filing such briefs shall be set by the Arbitrators.

      18. Either party may bring an action in any court of the competent jurisdiction to compel arbitration under this Agreement and to enforce an arbitration award.

Arbitration Fees and Costs

     19. The Company and I shall equally share the fees and costs of the Arbitrators.

      20. Each party to the arbitration shall pay for its own costs and attorneys' fees, if any. However, if a party prevails on a claim, the Arbitrators may award reasonable costs or attorneys' fees to such prevailing party.

Proceedings

      21. The arbitration proceedings shall be held in Maryland.

Requirements for Modification or Revocation

      22. This Agreement to arbitrate shall survive the termination of my employment. It can only be revoked or modified by a writing signed by the parties which specifically states a mutual intent to revoke or modify this Agreement.

Sole and Entire Agreement

      23.  This is the complete agreement of the parties  on
the  subject  of  arbitration of disputes.   This  Agreement
supersedes any prior or contemporaneous oral or written understanding on the subject.

      24. No party is relying on any representations, oral or written, on the subject of the effect, enforceability or meaning of this Agreement, except as specifically set forth in this Agreement.

Construction

      25. If any provision of this Agreement is found to be void or otherwise unenforceable, in whole or in part, such adjudication shall not affect the validity of the remainder of the Agreement.

Consideration

     26. The promises by the Company and by me to arbitrate differences, rather than litigate them before courts or other bodies, provide consideration for each other. In addition, I have entered into an Employment Agreement as further consideration for entering into this Agreement.

Not an Employment Agreement

      27. This Agreement is purely procedural. It does not provide any substantive rights in addition to those provided by applicable law or my Employment Agreement.

Voluntary Agreement

      28. 1 acknowledge that I have carefully read this Agreement, that I understand its terms, that all understandings and agreements between the Company and me relating to the subjects covered in the Agreement are contained in it, and that I have entered into the Agreement voluntarily and not in reliance on any promises or representations by the Company other than those contained in this Agreement itself.

      29. The Age Discrimination in Employment Art protects individuals over 40 years of age from age discrimination. The ADEA contains some special requirements before an employee can give up the right to file a lawsuit in court. The following provisions are designed to comply with those requirements.

           a. I agree that this Agreement to arbitrate is valuable to me, because it permits a faster resolution of claims than I would receive in court.

           b. I have been advised to consult an attorney before signing this Agreement.

           c.     I have 21 days to consider this Agreement.
However, I may sign it sooner if I wish.

           d. I have 7 days following my signing this Agreement to revoke my signature, and the Agreement will not be legally binding until the 7 day period has gone by.

      30.  I FURTHER ACKNOWLEDGE THAT I HAVE BEEN GIVEN  THE
OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH MY PRIVATE  LEGAL
COUNSEL AND HAVE AVAILED MYSELF TO THAT OPPORTUNITY  TO  THE
EXTENT I WISH TO DO SO.



Merry-Go-Round  Enterprises,  Inc.              Richard   P.
Crystal


__________________________________
______________________________
Signature  of  Authorized Company              Signature  of
Mr. Crystal
Representative


__________________________________
Title of Representative


__________________________________
______________________________
Date                               Date